Exhibit 5.1


                           OPINION REGARDING LEGALITY


                                 Thomas J. Knapp
                            NorthWestern Corporation
                              125 S. Dakota Avenue
                         Sioux Falls, South Dakota 57104
                                   May 4, 2005

Re:      NorthWestern Corporation 2005 Long-Term Incentive Plan

         As General Counsel of NorthWestern Corporation (the "Company"), I have supervised and reviewed the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to 700,000 shares of common stock, par value $0.01 per share (the "Shares") which may be issued pursuant to the NorthWestern Corporation 2005 Long-Term Incentive Plan (the "Plan"). This opinion is being furnished as a supporting document for the Registration Statement.

         In this connection I have examined and considered the original or copies, certified or otherwise identified to my satisfaction, of the following:

                           (i) The Articles of Incorporation, including all
amendments thereto, of the Company, as in effect on the date hereof;

                           (ii) The By-laws of the Company, including all
amendments thereto, as in effect on the date hereof;

                           (iii) The Order Confirming Debtor's Second Amended
and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code in the case styled as In Re: NorthWestern Corporation, Chapter 11, Case No. 03-12872 (CGC)(B.Ct. D. DE) (October 19, 2004) (the "NorthWestern Bankruptcy");

                           (iv) The Debtor's Second Amended and Restated Plan of
Reorganization in the NorthWestern Bankruptcy dated as of August 18, 2004 (as amended);

                           (v) Resolutions of the Board of Directors of the
Company, adopted on March 10, 2005, approving the Plan and authorizing the registration of the 700,000 Shares that may be issued pursuant to the Plan under the Securities Act of 1933, as amended;

                           (vi) The Registration Statement filed with the
Securities and Exchange Commission with respect to the 700,000 Shares that may be issued pursuant to the Plans.

         In addition, I have obtained from officers and representatives of the Company such certificates, documents and assurances as I considered necessary or appropriate for purposes of rendering this opinion. In my examination of the documents listed in (i)-(vi) above and the other certificates and documents referred to herein, I have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in my presence and facsimile or photostatic copies of which I reviewed, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing, for those documents not executed in my presence, I have relied upon the representations of other officers of the Company as to the accuracy and completeness of (i) the Articles of Incorporation and the By-laws of the Company; (ii) the Plans; and (iii) the Registration


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Opinion Regarding Legality
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Statement. As of the date hereof, I am of the belief that (a) the resolutions of the Board, dated March 10, 2005, approving the Plan, filing the Registration Statement, and reserving the Shares that may be issued pursuant to the Plans, and (b) the Articles of Incorporation and By-laws of the Company have not been rescinded, modified or revoked.

         Based upon the assumptions, qualifications and limitations set forth herein, and relying upon the statements of fact contained in the documents that I have examined, I am of the opinion, as of the date hereof, that when Shares are granted to participants under the Plan, such Shares will constitute legally issued, fully paid, nonassessable, valid and binding obligations of the Company.

         In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

                 (a) The opinions expressed in this letter are based upon the assumption that the Company will cause the Registration Statement to become effective and the Company will keep the Registration Statement effective and that any Shares issued pursuant to the Plan will be issued only at a time when the Registration Statement is effective.

                 (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

                 (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

         The opinions herein expressed are limited in all respects solely to matters governed by the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, insofar as each may be applicable. I express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions.

         This opinion is rendered solely in connection with the above referenced matter and may not be relied upon by the Company for any other purpose or delivered to, or quoted or relied upon by, any other person without my prior written consent. This opinion is rendered as of the date hereof, and I assume no obligation to alter, affect or modify the opinions or beliefs expressed herein based on any facts, circumstances, events or developments that may be brought to my attention in the future.


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Opinion Regarding Legality
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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.


                  Very truly yours,


                  /s/ Thomas J. Knapp, Esq.
                  -------------------------
                  Thomas J. Knapp, Esq.
                  General Counsel
                  NorthWestern Corporation